UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

ENERGY EXPLORATION TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	000-24027	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1400, 505 3rd  Street, S.W., Calgary, Alberta, Canada T2P 3E6
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 264–7020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Security

NXT has completed an initial closing of a Private Placement for gross and net proceeds of US$1,685,000.  NXT issued 1,685,000 Units at a price of US$1.00 per Unit. Each Unit consisted of one (1) common share and one (1) Warrant. One Warrant shall entitle the holder to purchase one additional Common Share at $2.00 US per share. The Warrant expires two (2) years from the date of issue.

The issuance of the shares is exempt from registration pursuant to section 4(2) of the Securities Act of 1933.  Shares are restricted and must be resold pursuant to Rule 144 promulgated by the SEC under the Securities Act of 1933 and pursuant to Multilateral Instrument 45-102 Resale of Securities in Canada.

In connection with the financing, NXT will pay a commission in Units of an additional 131,200 Units.

These funds will be used for marketing SFD survey services, implementation phase of surveys, increasing survey capacity, investor relations and general operating expenditures.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY EXPLORATION TECHNOLOGIES INC.
(Registrant)

Date: April 19, 2006                                                      By:  /s/ George Liszicasz

Name: George Liszicasz

Title: Chief Executive Officer

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